EXHIBIT 99.1

Darden Restaurants Reports Fiscal 2019 First Quarter Results and
Increases Financial Outlook For The Full Fiscal Year

ORLANDO, Fla., September 20, 2018 /PRNewswire/ -- Darden Restaurants, Inc., (NYSE:DRI) today reported its financial results for the first quarter ended August 26, 2018.

First Quarter 2019 Financial Highlights, Comparisons Versus Same Fiscal Quarter Last Year

•	Total sales increased 6.5% to $2.06 billion, including 3.2% growth from the addition of 52 net new restaurants

•	Blended same-restaurant sales increased 3.3%

+5.3% for Olive Garden	-4.0% for Cheddar's Scratch Kitchen
+3.1% for LongHorn Steakhouse	+0.6% for Yard House
+3.9% for The Capital Grille	-1.9% for Seasons 52
+3.0% for Eddie V’s	+1.1% for Bahama Breeze

•	Reported diluted net earnings per share from continuing operations increased 41.1% to $1.34 and increased 35.4% from last year's adjusted diluted net earnings per share*

•	The Company repurchased approximately $31 million of its outstanding common stock
* See "Non-GAAP Information" below for more details

“We are pleased to report another quarter of strong results and market share gains,” said CEO Gene Lee. “Our competitive advantages continue to work hard for us, allowing us to invest in our people and brands to deliver exceptional guest experiences.”

Segment Performance
Segment profit represents sales, less costs for food and beverage, restaurant labor, restaurant expenses and marketing expenses.

	Q1 Sales			Q1 Segment Profit
($ in millions)	2019	2018	% Change	2019	2018	% Change
Consolidated Darden	$2,061.4	$1,936.1	6.5%
Olive Garden	$1,052.0	$989.9	6.3%	$218.2	$199.1	9.6%
LongHorn Steakhouse	$430.4	$404.5	6.4%	$70.2	$63.6	10.4%
Fine Dining	$129.9	$122.2	6.3%	$20.7	$19.2	7.8%
Other Business	$449.1	$419.5	7.1%	$65.3	$65.9	(0.9)%

U.S. Same-Restaurant Sales Results

	Q1
	Olive Garden	LongHorn Steakhouse
Same-Restaurant Sales	5.3%	3.1%
Same-Restaurant Traffic	1.5%	(0.3)%
Pricing	1.9%	1.6%
Menu-mix	1.9%	1.8%

Dividend Declared
Darden's Board of Directors declared a regular quarterly cash dividend of $0.75 per share on the Company's outstanding common stock. The dividend is payable on November 1, 2018 to shareholders of record at the close of business on October 10, 2018.

Share Repurchase Program
During the quarter, the Company repurchased approximately 0.3 million shares of its common stock for a total cost of approximately $31 million. As of the end of the fiscal first quarter, the Company had approximately $480 million remaining under the current $500 million repurchase authorization.

Updated Fiscal 2019 Financial Outlook
The Company increased its financial outlook for Fiscal 2019 based on year-to-date results and its expected performance for the remainder of the year.

	Current (09/20/18)	Prior (06/21/18)
Same-restaurant sales growth	2.0% to 2.5%	1.0% to 2.0%
Total sales growth	5.0% to 5.5%	4.0% to 5.0%
Effective tax rate	10% to 11%	11% to 12%
Diluted net earnings per share from continuing operations	$5.52 - $5.65	$5.40 - $5.56
Diluted average common shares outstanding for the year	Approx. 126M	Approx. 125M

Investor Conference Call
The Company will host a conference call and slide presentation on Thursday, September 20 at 8:30 am ET to review its recent financial performance. To listen to the call live, please go to https://www.webcaster4.com/Webcast/Page/1007/27199 at least fifteen minutes early to register, download, and install any necessary audio software. Prior to the call, a slide presentation will be posted on the Investor Relations section of our website at: www.darden.com. For those who cannot access the Internet, please dial 1-800-369-2058 and enter passcode 3047110. For those who cannot listen to the live broadcast, a replay will be available shortly after the call.

About Darden
Darden is a restaurant company featuring a portfolio of differentiated brands that include Olive Garden, LongHorn Steakhouse, Cheddar's Scratch Kitchen, Yard House, The Capital Grille, Seasons 52, Bahama Breeze and Eddie V's. Our people equal our success, and we are proud to employ 180,000 team members in more than 1,700 restaurants. Together, we create memorable experiences for nearly 390 million guests each year in communities across North America. For more information, please visit www.darden.com.

Information About Forward-Looking Statements
Forward-looking statements in this communication regarding our expected earnings performance and all other statements that are not historical facts, including without limitation statements concerning our future economic performance, are made under the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Any forward-looking statements speak only as of the date on which such statements are first made, and we undertake no obligation to update such statements to reflect events or circumstances arising after such date. We wish to caution investors not to place undue reliance on any such forward-looking statements. By their nature, forward-looking statements involve risks and uncertainties that could cause actual results to materially differ from those anticipated in the statements. The most significant of these uncertainties are described in Darden's Form 10-K, Form 10-Q and Form 8-K reports. These risks and uncertainties include technology failures including failure to maintain a secure cyber network, food safety and food-borne illness concerns, the inability to hire, train, reward and retain restaurant team members or monitor and proactively respond to employee dissatisfaction, a failure to develop and recruit effective leaders, litigation, unfavorable publicity, an inability or failure to manage the accelerated impact of social media, risks relating to public policy changes and federal, state and local regulation of our business, long-term and non-cancelable property leases, labor and insurance costs, failure to execute a business continuity plan following a disaster, health concerns including food-related pandemics or virus outbreaks, intense competition, failure to drive profitable sales growth, a lack of availability of suitable locations for new restaurants, higher-than-anticipated costs to open, close, relocate or remodel restaurants, a failure to execute innovative marketing tactics, a failure to address cost pressures, shortages or interruptions in the delivery of food and other products and services, adverse weather conditions and natural disasters, volatility in the market value of derivatives, economic factors specific to the restaurant industry and general macroeconomic factors including interest rates, disruptions in the financial markets, risks of doing business with franchisees, licensees and vendors in foreign markets, failure to protect our intellectual property, impairment in the carrying value of our goodwill or other intangible assets, failure of our internal controls over financial reporting and other factors and uncertainties discussed from time to time in reports filed by Darden with the Securities and Exchange Commission.

Non-GAAP Information
The information in this press release includes financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (“GAAP”), such as adjusted diluted net earnings per share from continuing operations. The Company’s management uses these non-GAAP measures in its analysis of the Company’s performance. The Company believes that the presentation of certain non-GAAP measures provides useful supplemental information that is essential to a proper understanding of the operating results of the Company’s businesses. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of these non-GAAP measures are included in this release.

(Analysts) Kevin Kalicak, (407) 245-5870; (Media) Rich Jeffers, (407) 245-4189

Fiscal Q1 Reported to Adjusted Earnings Reconciliation
	Q1 2019				Q1 2018
$ in millions, except EPS	Earnings Before Income Tax	Income Tax Expense	Net Earnings	Diluted Net Earnings Per Share	Earnings Before Income Tax	Income Tax Expense	Net Earnings	Diluted Net Earnings Per Share
Reported Earnings from Continuing Operations	$176.0	$7.1	$168.9	$1.34	$159.5	$38.2	$121.3	$0.95
% Change vs Prior Year				41.1%
Adjustments:
Cheddar's integration expenses	—	—	—	—	6.4	2.2	4.2	0.04
Adjusted Earnings from Continuing Operations	$176.0	$7.1	$168.9	$1.34	$165.9	$40.4	$125.5	$0.99
% Change vs Prior Year				35.4%

DARDEN RESTAURANTS, INC.
NUMBER OF COMPANY-OWNED RESTAURANTS

	8/26/18	8/27/17
Olive Garden[1]	858	847
LongHorn Steakhouse	506	491
Cheddar's Scratch Kitchen	157	141
Yard House	73	68
The Capital Grille[2]	58	56
Bahama Breeze	40	38
Seasons 52	42	41
Eddie V's	19	19
Darden Continuing Operations	1,753	1,701
[1]Includes six locations in Canada for all periods presented.
[2]Includes one The Capital Burger restaurant in fiscal 2019.

DARDEN RESTAURANTS, INC.
CONSOLIDATED STATEMENTS OF EARNINGS
(In millions, except per share data)
(Unaudited)

	Three Months Ended
	8/26/2018	8/27/2017
Sales	$2,061.4	$1,936.1
Costs and expenses:
Food and beverage	583.3	555.2
Restaurant labor	679.3	624.2
Restaurant expenses	357.9	342.9
Marketing expenses	66.5	66.0
General and administrative expenses	104.5	98.0
Depreciation and amortization	80.7	76.1
Impairments and disposal of assets, net	0.1	(0.8)
Total operating costs and expenses	$1,872.3	$1,761.6
Operating income	189.1	174.5
Interest, net	13.1	15.0
Earnings before income taxes	176.0	159.5
Income tax expense	7.1	38.2
Earnings from continuing operations	$168.9	$121.3
Losses from discontinued operations, net of tax benefit of $(1.1) and $(1.0), respectively	(2.7)	(2.3)
Net earnings	$166.2	$119.0

Basic net earnings per share:
Earnings from continuing operations	$1.36	$0.97
Losses from discontinued operations	(0.02)	(0.02)
Net earnings	$1.34	$0.95
Diluted net earnings per share:
Earnings from continuing operations	$1.34	$0.95
Losses from discontinued operations	(0.02)	(0.02)
Net earnings	$1.32	$0.93
Average number of common shares outstanding:
Basic	123.8	125.2
Diluted	125.8	127.3

DARDEN RESTAURANTS, INC.
CONSOLIDATED BALANCE SHEETS
(In millions)

	8/26/2018	5/27/2018
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$151.8	$146.9
Receivables, net	68.8	83.7
Inventories	194.6	205.3
Prepaid income taxes	18.5	15.9
Prepaid expenses and other current assets	99.8	89.9
Assets held for sale	11.1	11.9
Total current assets	$544.6	$553.6
Land, buildings and equipment, net	2,473.6	2,429.8
Goodwill	1,183.7	1,183.7
Trademarks	950.8	950.8
Other assets	344.2	351.7
Total assets	$5,496.9	$5,469.6
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$268.7	$277.0
Accrued payroll	138.2	177.5
Accrued income taxes	3.5	—
Other accrued taxes	62.2	56.6
Unearned revenues	382.5	415.8
Other current liabilities	469.2	457.6
Total current liabilities	$1,324.3	$1,384.5
Long-term debt	926.8	926.5
Deferred income taxes	118.1	114.0
Deferred rent	329.8	318.0
Other liabilities	522.7	531.8
Total liabilities	$3,221.7	$3,274.8
Stockholders’ equity:
Common stock and surplus	$1,667.4	$1,631.9
Retained earnings	693.5	657.6
Treasury stock	(7.8)	(7.8)
Accumulated other comprehensive income (loss)	(76.4)	(85.2)
Unearned compensation	(1.5)	(1.7)
Total stockholders’ equity	$2,275.2	$2,194.8
Total liabilities and stockholders’ equity	$5,496.9	$5,469.6

DARDEN RESTAURANTS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Three Months Ended
	8/26/2018	8/27/2017
Cash flows—operating activities
Net earnings	$166.2	$119.0
Losses from discontinued operations, net of tax	2.7	2.3
Adjustments to reconcile net earnings from continuing operations to cash flows:
Depreciation and amortization	80.7	76.1
Stock-based compensation expense	17.9	8.4
Change in current assets and liabilities and other, net	(61.1)	(26.4)
Net cash provided by operating activities of continuing operations	$206.4	$179.4
Cash flows—investing activities
Purchases of land, buildings and equipment	(106.4)	(95.7)
Proceeds from disposal of land, buildings and equipment	0.8	2.9
Purchases of capitalized software and changes in other assets, net	(3.6)	(3.9)
Net cash used in investing activities of continuing operations	$(109.2)	$(96.7)
Cash flows—financing activities
Proceeds from issuance of common stock	33.3	15.8
Dividends paid	(93.0)	(79.1)
Repurchases of common stock	(31.3)	(100.2)
Principal payments on capital and financing leases	(1.6)	(1.0)
Other, net	0.2	0.1
Net cash used in financing activities of continuing operations	$(92.4)	$(164.4)
Cash flows—discontinued operations
Net cash provided by (used in) operating activities of discontinued operations	0.1	(4.6)
Net cash provided by (used in) discontinued operations	$0.1	$(4.6)

Increase (decrease) in cash and cash equivalents	4.9	(86.3)
Cash and cash equivalents - beginning of period	146.9	233.1
Cash and cash equivalents - end of period	$151.8	$146.8